Exhibit 99.1

Windstream obtains consent to amend and restate existing senior secured credit facilities

Release date: Feb. 23, 2012

LITTLE ROCK, Ark. – Windstream Corp. (Nasdaq: WIN) today announced that it had obtained the consent of the requisite lenders to the previously announced proposed amendment and restatement of its existing senior secured credit facilities. Among other things, the amendments: (i) provide for the incurrence of $280 million of additional term loans, the proceeds of which will be used to partially repay the credit facility revolver (without any reduction in commitments); (ii) extend the maturity of certain existing term loans; (iii) provide for the ability to refinance and extend the maturity of any term loan or revolving loan with the consent of the affected lenders; and (iv) modify certain other definitions and provisions.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Windstream.

About Windstream

Windstream Corp. (Nasdaq: WIN) is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas.  Windstream has more than $6 billion in annual revenues and is listed on the S&P 500 index.  For more information, visit www.windstream.com.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Act of 1995.  Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;
•	the extent, timing and overall effects of competition in the communications business;
•	the impact of new, emerging or competing technologies;
•
the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;
•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•	the availability and cost of financing in the corporate debt markets;
•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;
•	the effects of federal and state legislation, and rules and regulations governing the communications industry;
•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;
•	unfavorable results of litigation;
•	continued access line loss;
•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;
•	the effects of work stoppages;
•	the impact of equipment failure, natural disasters or terrorist acts;
•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate;
•	and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2010, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com